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                                                                 Exhibit 23.1




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-42634) pertaining to the Employee Nonqualified Stock Option Plan, (Form S-8 No. 333-32961) pertaining to the Second Amended and Restated Employee Stock Option Plan, (Form S-8 No. 33-72614) pertaining to the Employee Stock Purchase Plan, (Form S-8 No. 33-99164) pertaining to the SIG Holdings, Inc. 1992 Long Term Incentive Plan, (Form S-8 No. 333-96293) pertaining to the Amended and Restated Directors Stock Option Plan, and (Form S-3 No. 33-77028) and in the related prospectus pertaining to the shelf registration of securities of Delphi Financial Group, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements and schedules of Delphi Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




Philadelphia, Pennsylvania
March 28, 2002